                                 $30,000,000(1)

                                  SIMULA, INC.

        ___ % Senior Subordinated Convertible Notes Due _______________

                             UNDERWRITING AGREEMENT


                                                                April ____, 1997


H.D. BROUS & CO., INC.
BREAN MURRAY & CO., INC.
L.H. FRIEND, WEINRESS, FRANKSON & PRESSON, INC.
 as Representatives of the
 several Underwriters
2700 N. Central Avenue, Ste. 1250
Phoenix, Arizona  85004

Dear Sirs:

         Simula, Inc., an Arizona corporation (the "Company") hereby confirms its agreement with the several underwriters named in Schedule 1 hereto (the "Underwriters"), for whom you have been duly authorized to act as representative (in such capacity, the "Representatives"), as set forth below. If you are the only Underwriters, all references herein to the Representatives shall be deemed to be to the Underwriters.

         1. Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the several Underwriters an aggregate of $30,000,000 in aggregate principal amount of the Company's ___% Senior Subordinated Convertible Notes Due ____________, 2004 (the "Firm Securities"). The Company also proposes to sell to the several Underwriters not more than $_________ additional aggregate principal amount of ___% Senior Subordinated Convertible Notes Due ___________, 2004 if requested by the Representatives as provided in Section 3(b) of this Agreement. (Such Notes are referred to herein as the "Option Securities," and the Firm Securities and any Option Securities are collectively referred to herein as the "Securities.")

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Underwriters that:

                  (a) A registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act") (File No. 333-13499) with respect to the Securities, including a prospectus


--------

(1) Plus an option to purchase from the Company up to 180,000 additional shares to cover over-allotments.




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subject to completion, has been filed by the Company with the Securities and
Exchange Commission (the "Commission") under the Act and one or more amendments to such registration statement may have been so filed. Copies of such registration statement and any amendments, and all forms of the related prospectuses contained therein, have been delivered to you. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representatives prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all exhibits and financial schedules thereto, each Preliminary Prospectus contained therein, and any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When the Registration Statement or any amendment thereto was or is declared effective, and when the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b), on the date when the Prospectus is otherwise amended or supplemented and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), both the Registration Statement and the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

                  (c) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and




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its subsidiaries, taken as a whole; and each of the Company and its subsidiaries holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of their respective businesses. The Company's only subsidiaries are Simula Technologies, Inc., Simula Government Products, Inc., Simula Transportation Equipment Corporation (fka Intaero, Inc.), Airline Interiors, Inc., Coach and Car Equipment Corporation, Artcraft
Industries Corp., Southtech, Inc., ViaTech, Inc., Safety Equipment, Inc., ICSE, Inc., Simula Automotive Safety Devices, Inc., Simula Automotive Safety Devices, Limited, Intaero, Ltd., and Sedona Scientific, Inc. (collectively, the "Subsidiaries"). Complete and correct copies of the articles of incorporation and the bylaws of the Company and each of its subsidiaries, and all amendments thereto, have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Firm Closing Date or the Option Closing Date.

                  (d) The Company and each of its subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus; and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

                  (e) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Registration Statement and the Prospectus, are owned, directly or indirectly by wholly owned subsidiaries, of record and beneficially by the Company, free and clear of any security interests, liens, encumbrances, equities or claims whatsoever.

                  (f) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Firm Securities and the Option Securities have been duly authorized and at the Firm Closing Date or the related Option Closing Date (as the case may be), after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable. At the Firm Closing Date or the related Option Closing Date (as the case may be), the Firm Securities or the Option Securities (as the case may
be) will be listed, together with all other outstanding shares of Common Stock, on the New York Stock Exchange ("NYSE"). No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for or to purchase any of the Securities, there are no restrictions upon the voting or transfer of the Securities or any of the capital stock of the Company (other than the applicable provisions of Rule 144), and no holder of securities of the Company has the right to require the Company (now or in the future) to register such holder's securities under the Act, except as waived by such holder or as described in the Registration Statement and the Prospectus.

                  (g) The capital stock of the Company and its subsidiaries conforms in all material respects to the description thereof contained in the Prospectus.

                  (h) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries, Airline Interiors, Inc., Coach and Car Equipment Corporation, and Artcraft Industries Corp. (including the notes thereto) included in the Registration Statement and the Prospectus fairly present in all material respects the financial position of the Company and its consolidated subsidiaries and their results of operation and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared




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in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The supporting schedules and summary financial data set forth in the Registration Statement or the Prospectus fairly present in all material respects, on the basis stated in the Registration Statement or the Prospectus, the information included therein. The pro forma financial information included in the Registration Statement or the Prospectus has been prepared in accordance with SEC rules and guidelines with respect to pro forma financial information, has been properly compiled on the pro forma basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (i) Deloitte & Touche LLP has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, and is an independent public accountant as required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the related rules and regulations thereunder.

                  (j) The Company has corporate power and corporate authority to enter into this Agreement and to carry out all the terms and provisions of this Agreement to be carried out by it. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights, (ii) equitable principles limiting the right to obtain specific performance or similar equitable relief, and (iii) limitations imposed by applicable laws regarding rights to indemnity and contribution.

                  (k) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or has not been filed as required.

                  (l) The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement applicable to it and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws and applicable regulations of the National Association of Securities Dealers, Inc. (the "NASD") and the NYSE or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company




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or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, (B) the articles of incorporation or bylaws of the Company or any of its subsidiaries, (C) any statute, rule or regulation or (D) any judgment, decree or order of any court or other governmental authority or any arbitrator to which the Company or any of its subsidiaries is a party or is subject, or to which their respective properties are subject.

                  (m) The Company and its subsidiaries own, possess or have the right to use pursuant to valid license agreements all patents, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with, and that are material to the conduct of, their respective businesses, and neither the Company nor any such subsidiary has received, or has reason to believe that it may receive, any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement or the Prospectus.

                  (n) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses (except where the failure to possess any such certificate, authorization or permit would not, singly or in the aggregate, have a material adverse effect upon the Company and its subsidiaries, taken as a whole), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement and the Prospectus.

                  (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) there has been no material adverse change in the condition (financial or otherwise) of the Company or any of its subsidiaries, taken as a whole, or in the earnings, business affairs or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, taken as a whole, except in each case as described in the Registration Statement and the Prospectus.

                  (p) The Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as are described in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings




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held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in the Registration Statement and the Prospectus.

                  (q) The Company and each of its subsidiaries have filed all foreign, federal, state and local income tax returns that are required to be filed and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except, in all cases, for any such assessment, fine or penalty that is currently being contested in good faith or as described in the Registration Statement and the Prospectus.

                  (r) Except for the shares of capital stock of each of the subsidiaries owned by the Company, neither the Company nor any such subsidiary owns any material amount of any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, joint venture, association or other entity, except as described in the Registration Statement and the Prospectus.

                  (s) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected, in each case in any material adverse respect with regard to property, business or operations of the Company and its subsidiaries taken as a whole (except for any default which would not, singly or in the aggregate, have a material adverse effect upon the Company and its subsidiaries, taken as a whole). Neither the Company nor any of its Subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which any of them or their respective properties may be subject which violation might have a material adverse effect on the condition (financial or other), properties, prospective results of operations or net worth of the Company and its subsidiaries, taken as a whole.

                  (t) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement and the Prospectus.

                  (u) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement, (A) sold, bid for,




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purchased, attempted to induce any person to purchase, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Securities by the Company under this Agreement).

                  (v) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement and the Prospectus.

                  (w) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement and the Prospectus.

                  (x) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials, and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement and the Prospectus.

                  (y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance, in all material respects, that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (z) There are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K under the Act involving the Company and any person referred to in Item 401 of Regulation S-K under the Act, except as required to be described in the Registration Statement and the Prospectus and as so described.

                  (aa) Neither the Company nor any of its subsidiaries has a defined benefit pension plan or other pension benefit plan which is subject to the minimum funding standards of Section 302




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of the Employee Retirement Income Security Act of 1974, as amended from time to time, except as described in the Registration Statement and the Prospectus; and any such plans so described are in full compliance with such Section .

                  (bb) No person is entitled, directly or indirectly, to compensation from the Company or any of its subsidiaries for services as a finder in connection with the transactions contemplated by this Agreement.

         3.       Purchase, Sale and Delivery of the Securities.

                  (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $_______ per share less the Underwriter's discount of 7% of the purchase price, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto. One or more certificates in definitive form for the Firm Securities that the several Underwriters have agreed to purchase hereunder, all in such denomination or denominations and registered in such name or names as the Representatives requests upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Representatives for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by certified or official bank check or checks drawn upon or by a Chicago Clearing House bank and payable in next-day funds or, at the option of the Representatives, by wire transfer and payable in same-day funds (in which case the Company shall reimburse to the Underwriters the one day's interest that would have accrued on such purchase price had the purchase price been paid in next-day funds, such interest based on the broker call rate as reported in the Wall Street Journal) to the order of the Company. Such delivery of and payment for the Firm Securities shall be made at the offices of H.D. Brous & Co., Inc., 2700 N. Central Avenue, Suite 1250, Phoenix, Arizona 85004, at 9:30 A.M., local time, on __________________, 1997, or at such other place, time or date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date." The Company will make such certificate or certificates for the Firm Securities available for checking and packaging by the Representatives at the offices in New York, New York or Chicago, Illinois of the Company's transfer agent or registrar or their correspondent at least 24 hours prior to the Firm Closing Date.

                  (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this Section 3, plus if the purchase and sale of any Option Securities takes place after the Firm Closing Date and after the Firm Securities are trading "ex-dividend," an amount equal to the dividend payable on such Option Securities. The option granted hereby may be exercised as to all or any part of the Option Securities from time to time within




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         thirty days after the date of the Prospectus. It is understood that no
         Option Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Representatives may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of shares of Option Securities as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Representatives but shall not be earlier than two business days or later than seven business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 9 hereof, is herein called the "Option Closing Date" with respect to such Option Securities. Upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Underwriters, and, subject to the terms and conditions herein set forth, each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Securities as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Securities, as adjusted by the Representatives in such manner as the Representatives deems advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3.

                  (c) It is understood that you, individually and not as the Representatives, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

         4. Offering by the Underwriters. Upon your authorization of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public upon the terms set forth in the Prospectus. The Representatives shall promptly advise the Company of the commencement of the public offering.

         5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

                  (a) Subject to the next sentence, the Company will file the Prospectus with the Commission pursuant to Rule 424 under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not




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         file with the Commission the Prospectus, any amendment or supplement to the Prospectus, or any amendment to the Registration Statement, of which the Representatives shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent, which consent will not be unreasonably withheld. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when (i) the Prospectus has been filed with the Commission and (ii) any amendment to the Registration Statement has been filed or declared effective or any amendment or supplement to the Prospectus has been filed and will provide evidence satisfactory to the Representatives of each such filing or effectiveness.

                  (b) The Company will advise the Representatives, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of the Prospectus, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

                  (c) The Company will cooperate with the Representatives in connection with the registration or qualification of the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the distribution of the Securities, provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

                  (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Exchange Act or the respective rules or regulations of the Commission thereunder, the Company will promptly notify the Representatives thereof and, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

                  (e) The Company will, without charge, provide to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto), (ii) to each Underwriter, a conformed copy of such Registration Statement and each amendment thereto (in each case without exhibits thereto) and (iii) as long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request.

                  (f) The Company, as soon as practicable, will make generally available to its security holders and to the Representatives a consolidated earnings statement of the Company and its subsidiaries covering a period of at least 12 months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date), which statement shall satisfy the provisions of
         Section 11(a) of the Act and Rule 158 thereunder.

                  (g) The Company will apply the net proceeds from the sale of the Company's Securities as set forth under "Use of Proceeds" in the Prospectus.

                  (h) The Company, its directors and executive officers will not, directly or indirectly, without the prior written consent of the Representatives, on behalf of the Underwriters, offer, issue, sell, contract to sell, grant any option to purchase or otherwise dispose of (or announce any offer, issuance, sale, grant of any option to purchase or other disposition of) any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days from the date of the Prospectus, except pursuant to this Agreement and except grants of option under stock option plans described in the Prospectus and issuances of shares of Common Stock (x) pursuant to the exercise of stock options under stock options plans or compensation contracts described in the Prospectus or
         (y) in connection with the acquisition of assets by the Company or its subsidiaries as described in the Prospectus.

                  (i) For a period of 60 days after the effective date of the Registration Statement, the Company will not (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) bid for, purchase, attempt to induce any person to purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (j) The Company will file with the NYSE, as long as its securities are quoted thereon, all documents and notices required by the NYSE of companies that have issued securities that are traded on the NYSE.

                  (k) If at any time during the 25-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment to the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                  (l) For five years after the date hereof, the Company will mail as soon as practicable to the holders of its Common Stock and Convertible Exchangeable Preferred Stock substantially all of the following documents, which documents shall be in compliance with this
         Section if they are in the form prescribed by the Exchange Act:

                                    (i) within 75 days after the end of the
                           first three quarters of each fiscal year, copies of the quarterly unaudited condensed consolidated statements of operations and quarterly unaudited condensed consolidated balance sheets of the Company and any material subsidiaries; and

                                    (ii) within 120 days after the close of each
                           fiscal year, appropriate consolidated financial statements as of the close of such fiscal year for the Company and any material subsidiary which shall be opined to by a nationally recognized firm of independent public accountants in such form as to disclose the Company's consolidated financial condition and the consolidated results of its operations for such fiscal year.

                  (m) For five years after the date hereof, the Company will furnish to the Representatives (i) concurrently with furnishing such reports to its shareholders, the reports described in Section 5(l) hereof; (ii) as soon as they are available, copies of all other reports (financial or otherwise) mailed to security holders generally; and
         (iii) as soon as they are available, copies of all reports and financial statements furnished to, or filed with, the Commission, the NASD, any securities exchange or any state securities commission by the Company. During such period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and any subsidiary or subsidiaries are consolidated and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                  (n) For a period of at least three years after the effective date of the Registration Statement, the Company will continue to file with the Commission all reports and other documents as may be required by Section 13 or 15(d) of the Exchange Act.

         6. Expenses. The Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing or other reproduction of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Securities and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement, the Agreement Among Underwriters, Selected Dealers Agreement, Underwriter's Questionnaire and Underwriter's Power of Attorney and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (v) the qualification of the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission, the NYSE and the NASD relating to the Securities, (vii) the quotation of the Securities on the NYSE, and (viii) expenses of Company personnel in connection with their attendance at meetings with prospective investors in the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 9 hereof is not satisfied, because this Agreement is terminated pursuant to Section 13(a)(i) or 13(a)(ii) hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Representatives upon demand for all out-of-pocket expenses (including reasonable fees and reasonable disbursements of counsel) that shall have been incurred by the Representatives in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

         7. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Securities shall be subject, in the Representatives' sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

                  (a) The Prospectus and any amendment or supplement thereto approved by the Underwriters pursuant to Section 5(a) hereof shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                  (b) The Representatives shall have received an opinion, dated the Firm Closing Date, of Streich Lang, P.A., counsel for the Company, to the effect that:

                           (i) the Company and each of its subsidiaries have
                  been incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where they own or lease real property, maintain an office or otherwise transact business, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole;

                           (ii) the Company and each of its subsidiaries have
                  the corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has the corporate power and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

                           (iii) the issued shares of capital stock of each
                  subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Registration Statement and the Prospectus, are owned of record, and, to such counsel's knowledge (relying upon a certificate of an officer of the Company and a review of the stock transfer ledger of each such subsidiary), beneficially, by the Company, free and clear of any perfected security interests or, to the knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in any such subsidiary are outstanding;

                           (iv) the Company has an authorized capitalization as
                  set forth in the Prospectus and the Securities to be issued by the Company have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the certificates for the Securities are in due and proper form under Arizona law and the pertinent rules of the NYSE; the Securities have been duly authorized for quotation on the NYSE; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for or purchase any of the Securities; and to the knowledge of such counsel, no holders of securities of the Company are entitled to have such securities registered under the Registration Statement or, by reason of the filing of the Registration Statement, have the right to request the Company to register their securities under the Act, except as waived by the holder or described in the Registration Statement and the Prospectus;

                           (v) the statements set forth under the headings
                  ["Business-Defense Contracts,"] "Management-Stock Options," ["Certain Relationships and Related Transactions-Limitation on Liability of Directors,]" and "Description of Securities" in the Prospectus are accurate summaries and fairly and correctly in all material respects present the information called for with respect to such matters;

                           (vi) the execution, delivery and performance of this
                  Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company; and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (such opinion may be rendered subject to the effect of bankruptcy and other laws of general application affecting the rights and remedies of creditors and to general principles of equity, and no opinion need be given as to the availability of equitable remedies or as to the enforceability of the provisions of Section 8 hereof);

                           (vii) other than as disclosed in the Registration
                  Statement or Prospectus, in the course of such counsel's engagement to represent the Company and any of its subsidiaries professionally, such counsel has not become aware of any pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any property of any of them is subject that, if determined adversely to the Company or any subsidiary, would have a material adverse effect on the Company and its subsidiaries taken as a whole, nor has such counsel become aware of a threat of any such proceedings by governmental authorities or others, nor is such counsel aware of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required (except that such counsel need not express any belief, comment or opinion as to the financial statements, notes or schedules or other financial or statistical data or information in the Registration Statement or the Prospectus), and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects;

                           (viii) the compliance by the Company with the
                  provisions of this Agreement and the consummation of the transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws or applicable regulations of the NASD or (B) conflict with or result in a material breach or violation of any of the terms and provisions of, or constitute a default under, (1) any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, (2) the articles of incorporation or bylaws of the Company or any of the Subsidiaries, (3) any statute, rule or regulation or (4) any judgment, decree or order of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of its subsidiaries;

                           (ix) other than as described in the Registration
                  Statement or the Prospectus, in the course of such counsel's engagement to represent the Company and any of its subsidiaries professionally, such counsel has not become aware that any subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company, or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company;

                           (x) other than as disclosed in the Registration
                  Statement or the Prospectus, in the course of such counsel's engagement to represent the Company and any of its subsidiaries professionally, such counsel has not become aware that the Company or any of its subsidiaries are in default, or that any event has occurred which with the giving of notice or the lapse of time or both would constitute such a default, with respect to any statute, order, rule, regulation, indenture, mortgage, deed of trust, note agreement or other agreement or instrument certified by the Company to such counsel as material to the Company (and such counsel advises the Representatives that they are not aware of any other material agreements or instruments to which the Company or any of its subsidiaries is a party or by which any of them is bound) and where such default would expose the Company and the subsidiaries, taken as a whole, to substantial monetary damages or penalties or would otherwise have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (xi) the Registration Statement has become effective
                  under the Act; any required filing of the Prospectus and any Preliminary Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and to such counsel's best knowledge no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission; and

                           (xii) the registration statement originally filed
                  with respect to the Securities and each amendment thereto and the Prospectus (not including the financial statements, notes, schedules or other financial and statistical data or information contained therein, as to which such counsel need express no opinion), as of its respective effective or issue date, as applicable, on its face complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder.

                           (xiii) the Company has filed with the Commission a
                  Registration Statement on Form 8-A which has become effective under the Exchange Act with respect to the Common Stock.

Such counsel shall also state that they have participated in conferences with officers of the Company, the independent accountants for the Company, and counsel for and the Representatives of the Underwriters in connection with the preparation of the Registration Statement and Prospectus and have considered the matters required to be stated therein and the statements contained or incorporated by reference therein, although such counsel shall not be required to have independently verified the accuracy, completeness or fairness of such statements. Such counsel shall advise the Representatives that, on the basis of the foregoing, no facts have come to such counsel's attention that have caused such counsel to believe that the Registration Statement (exclusive of the financial statements, notes and schedules and other financial and statistical information or data included therein, as to which such counsel need express no belief or comment), at the time it became effective or at the time of any post-effective amendment thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus (exclusive of the financial statements, notes and schedules and other financial and statistical information or data included therein, as to which such counsel need express no belief or comment), on the date thereof or as of the Firm Closing Date, contained or contains an untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters of fact, to the extent such counsel deems proper, on certificates of executive officers of the Company and public officials, and (B) as to matters involving the application of laws of any jurisdiction other than the State of Arizona and the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of local counsel for the Company.

         References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

                  (c) The Representatives shall have received an opinion, dated the Firm Closing Date, of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, counsel for the Underwriters, with respect to the issuance and sale of the Firm Securities, the Registration Statement and the Prospectus, and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (d) The Representatives shall have received from Deloitte & Touche LLP a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) they are independent accountants with respect to
                  the Company and its subsidiaries within the meaning of the Act, the Exchange Act and the applicable rules and regulations thereunder;

                           (ii) in their opinion, the audited consolidated
                  financial statements and schedules examined by them and included and incorporated by reference in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

                           (iii) on the basis of a reading of the latest
                  available unaudited consolidated financial statements of the Company and its consolidated subsidiaries, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and each of its consolidated subsidiaries, and inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited consolidated financial
                           statements of the Company and its subsidiaries included and incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included and incorporated by reference in the Registration Statement and the Prospectus; and

                                    (B) at a specific date not more than five
                           business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company and its consolidated subsidiaries or any decreases in total assets, net current assets or shareholders' equity of the Company and its consolidated subsidiaries, in each case compared with amounts shown on the December 31, 1996 audited consolidated balance sheet included and incorporated by reference in the Registration Statement and the Prospectus, or for the period from January 1, 1997 to such specified date there were any decreases, as compared with the comparable period commencing January 1, 1996, in revenues, income from operations, net income or net income per common share, of the Company and its consolidated subsidiaries, except in all instances for changes, decreases or increases set forth in such letter or in the Registration Statement; and

                                    (iv) they have carried out certain specified
                           procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its consolidated subsidiaries and are included in the Registration Statement and the Prospectus under the captions "Prospectus Summary," "Use of Proceeds," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Principal Shareholders," "Description of Securities" and "Shares Eligible for Future Sale," and have compared such amounts, percentages and financial information with such records of the Company and its consolidated subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation;

                                    (v) although they are unable to and do not
                           express an opinion on the unaudited pro forma condensed earnings information (the "Pro Forma Earnings Information") included in the Registration Statement or the Prospectus, they have (A) read the Pro Forma Earnings Information, (B) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments to the historical amounts in the Pro Forma Earnings Information and whether the Pro Forma Earnings Information comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Earnings Information; on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Earnings Information do not comply in form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

                  References to the Registration Statement and the Prospectus in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

                  (e) The Representatives shall have received a certificate, dated the Firm Closing Date, of the President and the Chief Financial Officer of the Company to the effect that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Firm Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus, has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

                           (iii) subsequent to the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries, taken as a whole, have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development reasonably likely to result in a material adverse change, in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto after the date hereof).

                  (f) The Representatives shall have received from each executive officer and each director of the Company an agreement to the effect that such person will not, directly or indirectly without the prior written consent of the Representatives of the Underwriters, offer, sell contract to sell, grant any option to purchase or otherwise dispose of (or announce any offer, sale, grant of an option to purchase or other disposition of) any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for shares of Common Stock prior to 90 days from the date of the Prospectus.

                  (g) On or before the Firm Closing Date, the Representatives and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

         All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

         The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to (i) the Firm Securities and (ii) the Firm Closing Date shall be deemed to refer to (i) such Option Securities and (ii) the related Option Closing Date, respectively.

         8.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any application or other document (or amendment or supplement thereto) executed by the Company filed in any jurisdiction to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or exchange, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director or officer of the Company, or any such controlling person of the Company may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company, any such director, officer or controlling person in connection with investigating or defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel, reasonably acceptable to the indemnifying party, to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 8 representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 8 in writing in which case the indemnified party may effect such a settlement without such consent.

                  (d) Only in circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable to such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or
         (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement under this Agreement less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Agreement Among Underwriters dated the date hereof among the Representatives and the other Underwriters. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         9. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Securities by other persons (who may include one or more of the nondefaulting Underwriters, including the Representatives), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

         10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11.      Termination.

                  (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representatives by notice to the Company and (in the case of a termination with respect to the Firm Securities) the Attorney-in-Fact given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Option Closing Date, respectively,

                           (i) the Company or any of its subsidiaries shall have
                  sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), which, in the sole judgment of the Representatives, makes it impractical to offer or deliver the Firm Securities or the Option Securities, as applicable, on the terms contemplated by the Prospectus;

                           (ii) trading in the Common Stock shall have been
                  suspended by the Commission or the NYSE;

                           (iii) trading in securities generally on the NYSE
                  shall have been suspended or minimum or maximum prices shall have been established on such exchange or market system;

                           (iv) a banking moratorium shall have been declared by
                  New York or United States authorities; or

                           (v) there shall have been (A) an outbreak or
                  escalation of hostilities between the United States and any foreign country, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or
                  (C) any other calamity or crisis having an effect on the financial markets that, in any case referred to in this clause
                  (v), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the

                  Securities as contemplated by the Registration Statement, as amended as of the date hereof.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

         12. Information Supplied by Underwriters. The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting' in any Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter through the Representatives to the Company for the purposes of Sections 2(b), 8(a), and 8(b) hereof. The Underwriters confirm that such statements (to such extent) are correct.

         13. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed or delivered or telegraphed and confirmed in writing to H.D. Brous & Co., Inc., 2700 No. Central Avenue, Suite 1250, Phoenix, Arizona 85004, Attention: Scott Miller, Syndicate Department; and if sent to the Company, shall be mailed, delivered or telegraphed and confirmed in writing to the Company at 2700 No. Central Avenue, Suite 1000, Phoenix, Arizona 85004, Attention: Donald W. Townsend, President.

         14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

         15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, and each of the several Underwriters.

                                                     Very truly yours,

                                                     SIMULA, INC.



                                                     By_______________________
                                                     Title:   President




The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

H.D. BROUS & CO., INC.
BREAN MURRAY & CO., INC.
L.H. FRIEND, WEINRESS, FRANKSON & PRESSON, INC.


By: H.D. BROUS & CO., INC.


By:_____________________________
   Title:

   As Representatives of the Underwriters

                                   SCHEDULE 1
                                  UNDERWRITERS

                                                                                                      Number of
                                                                                                        Firm
                                                                                                     Securities
                                                                                                        to Be
Underwriters                                                                                          Purchased
------------                                                                                          ---------


H.D. Brous & Co., Inc...........................................................................
Brean Murray & Co, Inc.. .......................................................................
L.H. Friend, Weinress, Frankson & Presson, Inc. . ..............................................









        Total...................................................................................      ==========

                                LOCK-UP AGREEMENT


                               September ___, 1996


H.D. Brous & Co., Inc.
  As Representatives of the
  Several Underwriters
2700 No. Central Avenue
Suite 1250
Phoenix, Arizona  85004


  Proposed Issuance of 6 1/2% Series A Convertible Exchangeable Preferred Stock
                                 of Simula, Inc.


Dear Sirs:

     I am a shareholder of Simula, Inc., an Arizona corporation (the "Company"). In consideration of your acting as underwriters for the proposed public offering of 6 1/2% Series A Convertible Exchangeable Preferred Stock of the Company, I hereby agree that for a period of 90 days from the date of the Prospectus included in of the registration statement on Form S-1 relating to the public offering, I will not, directly or indirectly, offer, issue, sell, contract to sell, grant any options to purchase or otherwise dispose of (or announce any offer, issuance, sale, grant of an option to purchase or other disposition of) any shares of Company Common Stock or any securities convertible into, or exchangeable or exercisable for, share of Company Common Stock, without your prior written consent.

     This agreement shall be binding on the undersigned and his respective successors, heirs, personal representatives and assigns.


                                           Very truly yours,



                                           Officers/Directors/5% Shareholders